Exhibit 99.1 Non-Competition Agreement, dated October 5, 2005, between the Company and Mark L. Page

                       NON-COMPETITION AGREEMENT
     This Non-Competition Agreement (this "Agreement") is made by and between The Pep Boys-Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), and Mark L. Page (the "Officer"), on this 5th day of October 2005 (the "Effective Date").

     WHEREAS, the parties are currently parties to a Non-Competition Agreement, dated March 3, 2004;

     WHEREAS, the parties wish to Amend and Restate the existing
Non-Competition Agreement in order to provide to the Officer the enhanced severance benefit provided herein; and

     WHEREAS, in exchange for the enhanced severance benefit provided herein, the Officer is willing to reconfirm the covenant against competition contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and incorporating the foregoing recitals, the parties agree as follows:

     1.  Severance Benefit.
           a. If the Officer's employment shall be terminated (i) by the Company without Cause (as defined below) or (ii) by the Officer pursuant to the delivery of a Letter of Resignation (as defined below), and the Officer executes, and does not revoke, the Company's then current standard separation and release agreement, (A) the Officer shall have the option under the Company's Executive Supplemental Retirement Plan (the "SERP") to receive an Actuarial Equivalent Benefit (as defined in the SERP) settled in a lump sum payment as of his termination date and (B) the Company shall pay to the Officer an amount equal to one and one-half times his then current base salary, payable, at the Officer's option, (1) in a lump sum payable within 10 days of his termination date or (2) in equal installments at the regular pay periods of the Company for a period of eighteen months following the termination date (together the "Severance Benefit"); provided, however, that the Severance Benefit shall not be payable if the Officer's employment shall be terminated during such Officer's Employment Period (as defined in that certain Employment Agreement between the Company and the Officer (the "Change in Control Agreement")). During the Employment Period, the Change of Control Agreement shall supercede this Agreement in its entirety.

           b. For the purposes of this Agreement, "Cause" shall mean (i) the continued failure of the Officer to perform substantially his duties with the Company (other than any such failure resulting from the Officer's incapacity due to physical or mental illness), (ii) any act by the Officer of illegality, dishonesty or fraud in connection with the Officer's employment, (iii) the willful engaging by the Officer in gross misconduct which is demonstrably and materially injurious to the Company or its affiliates, (iv) the Officer's conviction of or pleading guilty or no contest to a felony, or (v) a violation of Section 2 hereof.

           c.   For the purposes of this Agreement, a "Letter of Resignation"

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shall mean written notice of the Officer's resignation of employment from the
Company, effective February 3, 2007, and delivered by the Officer to the Company at least 90 days prior to such resignation date. The Officer acknowledges and agrees that, if he delivers an effective Resignation Notice, he shall not be entitled to receive any bonus payment under the Company's then effective Annual Incentive Bonus Plan on account of his service rendered in fiscal 2006.

     2. Covenant Against Competition.

           a. The Officer shall not, during his employment with the Company and for eighteen months thereafter, directly or indirectly, induce or attempt to influence any employee of the Company to terminate his employment with the Company or hire or solicit for hire on behalf of another employer any person then employed or who had been employed by the Company during the immediately preceding six months.

           b. The Officer shall not, during his employment with the Company and for eighteen months thereafter, unless the Officer is terminated by the Company without Cause, directly or indirectly, engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States of America, if (i) such business' primary business is the retail and/or commercial sale of automotive parts, accessories, tires and/or repair/maintenance services including, without limitation, the entities (including their franchisees and affiliates) listed on Schedule 2(b) hereto, or (ii) the retail and/or commercial sale of automotive parts, accessories, tires and/or repair/maintenance services is the primary focus of such engagement or financial interest. However, nothing contained in this Section 2b shall prevent the Officer from holding for investment up to two percent (2%) of any class or equity securities of a company whose securities are traded on a national or foreign securities exchange.

           c.   Officer acknowledges that the restrictions contained in this
Section 2, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and the Officer therefore acknowledges that, in the event of his violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief (without the posting of any bond) as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such a violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

           d. If the Officer violates any of the restrictions contained in this Section 2, the restrictive period shall be extended from the time of the commencement of any such violation until such time as such violation shall be cured by the Officer to the satisfaction of the Company.

           e. The invalidity or unenforceability of any provision or provisions of this Section 2 shall not affect the validity or enforceability of any other provision or provisions of this Section 2, which shall remain in full force and effect. If any provision of this Section 2 is held to be invalid, void or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid, enforceable provision that preserves, to the maximum

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lawful extent, the terms and intent of this Agreement and shall correspondingly modify the Company's obligations under Section 1. If any of the provisions of, or covenants contained in, this Section 2 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. Any such holding shall affect such provision of this Section 2, solely as to that jurisdiction, without rendering that or any other provisions of this Section 2 invalid, illegal, or unenforceable in any other jurisdiction. If any covenant contained in this
Section 2 should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable and a corresponding reduction in the scope of the Company's obligations under Section 1 shall also be made.

      3. Miscellaneous.
           a. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

           b. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. The parties hereto agree that exclusive jurisdiction of any dispute regarding this Agreement shall be the state or federal courts located in Philadelphia, Pennsylvania. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING OVER ANY DISPUTE ARISING UNDER THIS AGREEMENT.

           c. This Agreement, together with the Change In Control Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereto, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

       IN WITNESS WHEREOF, the Officer has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the Effective Date.

                                           /s/ THE PEP BOYS - MANNY, MOE & JACK

                                           /s/ Mark L. Page